                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant               [X]
Filed by a Party other
 than the Registrant                  [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission only (as permitted by
                                          Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Under Rule 14a-12

                             CENTRA SOFTWARE, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                Not Applicable
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)  Amount previously paid:

    2)  Form, Schedule or Registration Statement no.:

    3)  Filing Party:

    4)  Date Filed:

                             CENTRA SOFTWARE, INC.

                               ----------------

                    Notice of Annual Meeting of Stockholders
                                  May 4, 2001

                               ----------------

   Centra Software, Inc. hereby gives notice that its annual meeting of stockholders will be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16th Floor, Boston, Massachusetts on Friday, May 4, 2001, beginning at 10:00 A.M., local time, for the following purposes:

     1. To elect a Class I director and a Class II director.

     2. To consider and act upon a proposal to amend the Company's 1999 Stock Incentive Plan to increase the number of shares of the Company's common stock available for issuance under the plan by 1,600,000, to 5,100,000 shares.

     3. To consider and act upon a proposal to adjourn the meeting for the purpose of soliciting additional proxies to vote for Proposal No. 2, if at the time of the meeting there are not enough affirmative votes to aprove this proposal.

     4. To transact any further business that may properly come before the annual meeting or any adjournment.

   The board of directors has fixed the close of business on March 23, 2001, as the record date for the determination of Centra stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment. Only stockholders of record on such date are entitled to notice of, and to vote at, the annual meeting or any adjournment.

                                          By Order of the Board of Directors,

                                          Stephen A. Johnson
                                          Chief Financial Officer, Treasurer
                                           and Secretary

Lexington, Massachusetts
March 30, 2001


                             YOUR VOTE IS IMPORTANT
         Please sign and return the enclosed proxy, whether or not you plan to attend the meeting.

                             CENTRA SOFTWARE, INC.
                               430 Bedford Street
                         Lexington, Massachusetts 02420
                                 (781) 861-7000

                               ----------------

                                PROXY STATEMENT

                               ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 4, 2001

   This proxy statement relates to the annual meeting of stockholders of Centra Software, Inc. We are mailing the proxy statement and the enclosed form of proxy to stockholders on or about March 30, 2001. The board of directors is soliciting proxies to be used at the annual meeting and any adjournments of the meeting. The annual meeting will be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16th Floor, Boston, Massachusetts on Friday, May 4, 2001, beginning at 10:00 a.m. local time.

   When proxies are returned properly executed, the persons named in the proxies will vote the shares represented in accordance with the stockholders' directions. We encourage stockholders to vote on each matter to be considered. However, if no choice has been specified by a stockholder in a properly executed proxy, the persons named as proxies will vote the shares as recommended by management.

   Any stockholder may revoke his proxy at any time before it has been exercised by:

  . providing us with a later dated proxy,

  . notifying Centra's Secretary in writing, or

  . attending the annual meeting and voting in person.

   We have fixed the close of business on March 23, 2001 as the record date for the annual meeting and any adjournment. Only stockholders of record on the record date are entitled to notice of, and to vote at, the annual meeting or any adjournment. At the close of business on the record date, there were issued and outstanding 24,315,050 shares of common stock, each of which is entitled to cast one vote.

                         QUORUM AND TABULATION OF VOTES

   Our by-laws provide that a quorum for the annual meeting requires a majority in interest of the shares of common stock issued and outstanding and entitled to vote. We will treat shares of common stock represented by a properly signed and returned proxy as present at the annual meeting for the purpose of determining a quorum. In general, votes withheld from any nominee for election as a director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A "non-vote" occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

   A plurality of the votes properly cast at the annual meeting will elect each director. Abstentions and votes withheld from director-nominees, including broker non-votes, will not be included in calculating the number of votes cast.

   The persons named in the proxies will vote the shares FOR election of each nominee as a director and FOR each other proposal if no specification is made.

   If a quorum is present, each of Proposal No. 2, to approve the amendment of the 1999 Stock Incentive Plan, and Proposal No. 3, to adjourn the special meeting under the circumstances described below, requires a majority of the votes properly cast at the meeting. Nasdaq Stock Market rules require stockholder approval of the amendment to the 1999 Stock Incentive Plan. Also, the stockholders must approve the amendment in order for stock options and other awards relating to shares issuable under the plan to qualify for favorable tax treatment under the Internal Revenue Code. Abstentions with respect to these proposals will count as being present and represented and entitled to vote, and will be included in calculating the number of votes cast. Abstentions will therefore have the effect of a "no" vote. Broker non-votes will not be included in calculating the number of votes cast on these proposals.

   We know of no other matter to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies we receive will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

   American Stock Transfer & Trust Company, our transfer agent, will tabulate votes at the annual meeting.

                      PROPOSAL ONE--ELECTION OF DIRECTORS

   The Board of Directors of the Company (the "Board of Directors") is divided into three classes. Each of the Directors serves a three year term with one class of Directors being elected by the Company's stockholders at each annual meeting.

   At the annual meeting, one Class I Director will be elected to serve until the 2003 annual meeting and one Class II Director will be elected to serve until the 2004 annual meeting and until such directors' successors are duly elected and qualified, or until their earlier death, resignation, removal or disqualification. The Board of Directors has nominated Richard D'Amore for re-election as a Class I Director and David Barrett for re-election as a Class II Director. Each of the nominees has agreed to serve if elected, and we have no reason to believe that either nominee will be unable to serve. In the event that either nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for such other nominee as is then designated by the board of directors.

   A quorum being present, the affirmative vote of a plurality of the shares present in person or represented by proxy is necessary to elect each of the nominees as a director of the Company.

   The board recommends that you vote FOR the election of each of the above-named nominee of the Board of Directors of the Company.

           PROPOSAL TWO--AMENDMENT OF OUR 1999 STOCK INCENTIVE PLAN

   On February 28, 2001, our Board of Directors amended our 1999 Stock Incentive Plan to increase the number of shares available for the grant of options under the plan from 3,500,000 to 5,100,000, subject to adjustment in the event of stock splits, stock dividends, recapitalizations and the like. Our Board of Directors is submitting this amendment to the 1999 Stock Incentive Plan to our stockholders for approval.

   Options constitute a significant portion of the overall compensation of our employees, including our executive officers. Options issued under the 1999 Stock Incentive Plan also represent a significant form of compensation that we pay to employees. Our Board of Directors, including the members of the Compensation Committee, believes that we will derive substantial benefits from increasing the aggregate number of options that we can issue under the 1999 Stock Incentive Plan. Our Board of Directors believes that the proposed amendment, by enabling us to issue additional options under the plan, will enable us to further align the interests of our executive officers and other employees with the interests of our stockholders. The Board also believes that the proposed amendment will assist us to attract and retain key executives by enabling us to offer competitive compensation packages. In addition, the Board of Directors believes that the availability of additional shares under the 1999 Stock Incentive Plan would provide increased flexibility in structuring any acquisitions that we may pursue.

   In order to pass, this proposal must receive a majority of the votes cast with respect to this matter.

   Our Board of Directors recommends that you vote FOR this proposal to approve the amendment of the 1999 Stock Incentive Plan.

                 PROPOSAL THREE--ADJOURNMENT OF THE MEETING TO
              PERMIT FURTHER SOLICITATION OF PROXIES IF NECESSARY

   If there are not enough affirmative votes to approve the amendment to the 1999 Stock Incentive Plan at the time we convene the annual meeting of shareholders, the proposal could not be approved unless we adjourn the meeting to permit us to solicit additional proxies. In order to allow proxies that we have received at the time of the special meeting to be voted for such an adjournment, if necessary, we are submitting the question of adjournment under those circumstances to you, our shareholders, as a separate matter for your consideration. A majority of the shares present or represented and voting at the special meeting is required in order to approve any such adjournment.

   If it is necessary to adjourn the meeting and the adjournment is for a period of less than 30 days, then we do not intend to give any additional notice of the time and place of the adjourned meeting to shareholders other than an announcement at the annual meeting.

   Our Board of Directors recommends that you vote FOR this proposal to adjourn the meeting to permit further solicitation of proxies if necessary.

                        DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth certain information concerning each director, including each nominee for election as director, and each executive officer of
Centra:

            Name             Age                     Position
            ----             ---                     --------
   Leon Navickas...........   44 Chief Executive Officer and Chairman

   Anthony J. Mark.........   54 President and Chief Operating Officer

   Stephen A. Johnson......   45 Chief Financial Officer, Treasurer and Secretary

   Joseph M. Gruttadauria..   41 Senior Vice President, Professional Services

   Steven N. Lesser........   44 Vice President, Worldwide Sales

   David Barrett(1)........   44 Director

   Richard D'Amore(1)......   47 Director

   Robert E. Hult..........   54 Director

--------
(1) Member of the Audit Committee and Compensation Committee.

   Leon Navickas founded Centra and has served as our Chief Executive Officer and Chairman of the Board since our incorporation in April 1995. He also served as our President from our incorporation until January 1999. From May 1983 until April 1995, Mr. Navickas served as General Manager of Research and Development, Notes Division for Lotus Development Corp.

   Anthony J. Mark has served as our President and Chief Operating Officer since January 1999 and as our Chief Operating Officer since October 1997. From March 1997 until October 1997, Mr. Mark served as our Vice President, Product Development. From May 1995 until March 1997, he performed consulting services for a number of private companies. From May 1993 until May 1995, Mr. Mark served as Vice President and General Manager, Broadcast Products Division for Avid Technology, Inc., a software development company.

   Stephen A. Johnson has served as our Chief Financial Officer since November 1998. Since June 1999, Mr. Johnson has served as our Chief Financial Officer, Treasurer and Secretary. From May 1997 until November 1998, Mr. Johnson served as our Director of Finance and Administration. From March 1997 until May 1997, he served as a consultant to Centra. From October 1991 until March 1997, Mr. Johnson served in a number of positions at Avid Technology, Inc., including Controller from October 1991 until August 1995; Finance Manager, Desktop Products Division from August 1995 until February 1996; and Director of Finance, Worldwide Field Operations from February 1996 until March 1997.

   Joseph M. Gruttadauria has served as our Senior Vice President, Professional Services since October 2000 and our Vice President, Professional Services since March 1997. From March 1996 until March 1997, Mr. Gruttadauria served as the Vice President of Sales and Services and Chief Information Officer for OneWave, Inc., a consulting company. From December 1994 until March 1996, he served as Director, Customer Service for SAP Americas, a software company. From June 1994 until December 1994 Mr. Gruttadauria served as Vice President, Services and Manufacturing for the Softswitch Business Unit of Lotus Development Corp. From December 1989 until June 1994 Mr. Gruttadauria served as Vice President, Service and Manufacturing for Softswitch, Inc. a software development company.

   Steven N. Lesser has served as our Vice President, Worldwide Sales since January 1999. From July 1997 to August 1998, Mr. Lesser served as Vice President, North American Sales for Marcam Corporation, a software development company. From March 1993 until July 1997, he served as Vice President, North America Sales for MAPICS Business Group of Marcam Corporation.

   David Barrett has served as a director since December 1999. Mr. Barrett has served as a member of our Advisory Group since March 1998. Since May 1999, Mr. Barrett has been a Venture Partner at Polaris Venture Partners, Inc., a venture capital investing firm. From February 1998 to March 2000, Mr. Barrett has served in a number of roles at Calico Commerce, Inc., an Internet software and services company, including Executive Vice President, Business Operation from February 1998 to May 1999 and Executive Vice President and Chief Operating Officer from May 1999 to March 2000. From December 1996 until February 1998, Mr. Barrett served as Senior Vice President, Worldwide Sales and Customer Services at Pure Atria/Rational Software Corporation, an enterprise software development automation company. From March 1996 to December 1996, Mr. Barrett served as Vice President, Sales, Marketing and Services at Nets, Inc., an e-commerce company. From July 1994 until March 1996, Mr. Barrett served as Vice President, Field Sales and Services for Lotus Development Corporation. Mr. Barrett serves on the boards of five private companies.

   Richard D'Amore has served as a director since April 1995. Since March 1994, Mr. D'Amore has been a General Partner of North Bridge Venture Partners, L.P., a venture capital investing firm. Mr. D'Amore also serves as a director of Veeco Instruments, Inc., Silverstream Software, Inc., and Solectron Corporation.

   Robert E. Hult has served as a director since January 2001. Since March 1998, Mr. Hult has been the Senior Vice President Finance and Operations, Chief Financial Officer and Treasurer for Natural MicroSystems, a provider of enabling technologies to the world's leading suppliers of networking and communications equipment. From June 1997 to October 1998, Mr. Hult served as the Vice President and General Manager for AltaVista Search Service, a leading internet portal. From December 1995 to June 1997, Mr. Hult served as CFO, Vice President Operations & Web Business Development for AltaVista Internet Software, Inc., a wholly-owned subsidiary of Digital Equipment Corp.

Committees and Meetings of the Board

   During the fiscal year ended December 31, 2000 ("fiscal 2000"), the Board met four times and acted three times by unanimous written consent. No current director attended fewer than 75% of the total number of meetings held by the Board or committees of the Board on which he served. The Board of Directors currently has two standing committees: the Audit Committee and the Compensation Committee.

 Audit Committee

   The Audit Committee is currently composed of Messrs. Barrett and D'Amore. The Audit Committee reviews Centra's internal accounting procedures and consults with and reviews the services provided by Centra's independent auditors. The Audit Committee also has the responsibilities and authority described in its written charter. The charter has been adopted by the board of directors and is attached hereto as Appendix A. The Audit Committee met three times during fiscal 2000. The members of the Audit Committee are independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.'s listing standards. The Company expects to add a third member to the Audit Committee in fiscal 2001. See "Report of the Audit Committee" below.

 Compensation Committee

   The compensation committee consists of Messrs. Barrett and D'Amore. The compensation committee reviews and recommends to the board of directors the compensation and benefits of our officers and directors, including administering and granting options under our stock option plans. The compensation committee also establishes and reviews general policies relating to the compensation and benefits of our employees. The compensation committee met seven times during fiscal 2000.

                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

Directors' Compensation

   We do not currently compensate directors for their services as members of the board of directors or any committee of the board. We reimburse directors for out-of-pocket expenses incurred in attending board and committee meetings.

   In December 1999 the board of directors granted to David Barrett options to purchase 22,500 shares of common stock at a price of $5.00 per share. They will vest over a 4-year period with 25% vesting at the first anniversary of the grant date and 6.25% each quarter thereafter.

   Each director who is not an employee of Centra is eligible to receive option grants under the 1999 Director Plan. The plan provides that each non-employee director is eligible to receive an automatic option to purchase 10,000 shares of common stock upon his initial election to the board, and an additional grant to purchase 5,000 shares of common stock upon each re-election. Each non-employee director at the time of our initial public offering was also entitled under the 1999 Director Plan to receive an automatic option to purchase 10,000 shares of common stock. The non-employee directors elected to waive this right. The 1999 Director Plan also permits discretionary grants to non-employee directors. All option grants under the 1999 Director Plan are priced at the at the market price of the common stock at the time of grant.

Executive Compensation

   The following table provides certain summary information concerning the compensation earned by Centra's Chief Executive Officer and each of the four other most highly compensated executive officers, (collectively, the "Named Executive Officers"), for services rendered in all capacities to Centra during fiscal 2000 and during the fiscal years ended December 30, 1998 and 1999 ("fiscal 1998" and "fiscal 1999," respectively).

                           Summary Compensation Table

                                                                Long-Term
                                  Annual Compensation(1)      Compensation
                                  ----------------------- ---------------------
    Name and Principal     Fiscal                         Securities Underlying
         Position           Year   Salary($)   Bonus($)        Options(#)
    ------------------     ------ ----------- ----------- ---------------------
Leon Navickas.............  2000  $   175,000 $   175,000        500,000
 Chief Executive Officer
  and Director              1999  $   150,000 $   175,000            --
                            1998  $   150,000         --             --

Anthony J. Mark...........  2000  $   175,000 $   155,000        250,000
 President and Chief
  Operating Officer         1999  $   175,000 $   100,000        300,000
                            1998  $   150,000         --          52,500

Stephen A. Johnson........  2000  $   150,000 $    45,000         66,000
 Chief Financial Officer,
  Treasurer and Secretary   1999  $   140,000 $    35,000         45,000
                            1998  $   110,000 $     7,500         30,000

Joseph M. Gruttadauria....  2000  $   175,000 $   100,000        150,000
 Senior Vice President,
  Professional Services     1999  $   150,000 $    75,000         37,500
                            1998  $   150,000 $    14,500         52,500

Steven N. Lesser(2).......  2000  $   150,000 $   155,729         75,000
 Vice President, Worldwide
  Sales                     1999  $    99,680 $   100,000        364,500

--------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than $50,000 and less than ten percent of the total annual salary and bonus for each executive officer.
(2) Mr. Lesser joined Centra during fiscal 1999 and, therefore, received compensation for only a portion of that fiscal year.

Option Grants in Last Fiscal Year

   The following table contains information concerning stock option grants made during fiscal 2000 under the 1999 Incentive and Nonqualified Stock Option Plan to the Chief Executive Officer and each of the other Named Executive Officers:

                       Option Grants in Last Fiscal Year

                                                                            Potential Realizable
                                                                              Value at Assumed
                                                                            Annual Rates of Stock
                                        % of Total                           Price Appreciation
                                         Options                                     for
                                        Granted to  Exercise or                Option Term(2)
                           Options     Employees in  Base Price  Expiration ---------------------
          Name            Granted(#)   Fiscal Year  ($/Share)(1)    Date      5%($)      10%($)
          ----            ----------   ------------ ------------ ---------- ---------- ----------
Leon Navickas...........   500,000(3)     18.2%        $6.688     5/10/10   $2,103,024 $5,329,475

Anthony J. Mark.........   250,000(4)      9.1%        $6.688     5/10/10   $1,051,512 $2,664,737

Stephen A. Johnson......    66,000(5)      2.4%        $6.688     5/10/10   $  277,599 $  703,491

Joseph M. Gruttadauria..   100,000(5)      3.6%        $6.688     5/10/10   $  420,605 $1,065,895
                            50,000(6)      1.8%        $6.688     5/10/10   $  210,302 $  532,947

Steven N. Lessser.......    75,000(6)      2.7%        $6.688     5/10/10   $  315,454 $  799,421

--------
(1) All options were granted at exercise prices not less than fair market value, which was determined by the board of directors to be the last sale price of the common stock on the date of grant as reported by the Nasdaq Stock Market.
(2) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the common stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not represent Centra's estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercises and the future performance of the common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the Named Executive Officers. This table does not take into account any appreciation in price of the common stock from the date of grant to the current date. The values shown are net of the option price, but do not include deductions for taxes or other expenses associated with the exercise.
(3) Option vests 40% on 5/10/01 and 5.0% each subsequent quarter beginning 7/01/01 and ending 4/01/04.
(4) Option vests 50% on 5/10/01 and 12.25% each subsequent quarter beginning 7/01/01 and ending 4/01/02.
(5) Option vests 25% on 5/10/01 and 6.25% each subsequent quarter beginning 7/01/01 and ending 4/01/04.
(6) Option vests 100% on 5/10/05, subject to acceleration if certain performance criteria are met.

Option Exercises and Fiscal Year-End Values

   The following tables set forth information regarding exercises of stock options during fiscal 2000, exercisable and unexercisable options and vested and unvested restricted stock held as of December 31, 2000 by each of the named executive officers.

                   Aggregated Option Exercises in Fiscal 2000
                       and Fiscal Year-End Option Values

                                                    Common Stock Underlying  Value of Unexercised in-
                                                    Unexercised Options at       the-Money Options
                                           Value      Fiscal Year-End (#)     at Fiscal Year-End $(2)
                          Shares Acquired Realized ------------------------- -------------------------
       Name               on Exercise(#)   ($)(1)  Exercisable Unexercisable Exercisable Unexercisable
       ----               --------------- -------- ----------- ------------- ----------- -------------
Leon Navickas...........         --            --       --        500,000          --           --

Anthony J. Mark.........         --            --       --        250,000          --           --

Stephen A. Johnson(3)...      37,500      $518,738   15,000        73,500      $55,620      $27,810

Joseph M. Gruttadauria..         --            --       --        150,000          --           --

Steven N. Lesser........         --            --       --         75,000          --           --

--------
(1) Amounts disclosed in this column do not necessarily reflect amounts received by the Named Executive Officers but are calculated based on the difference between the fair market value of the common stock on the date of exercise and the exercise price of the options. Named Executive Officers will receive cash only if and when they sell the common stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the common stock at the time of such sale.
(2) Calculated on the basis of the last sale price of the common stock on December 31, 2000 as reported by the Nasdaq Stock Market ($3.875 per share), less the applicable option exercise price.
(3) Exercise took place on January 5, 2000, prior to the Company's IPO on February 3, 2000. Therefore, the IPO price of $14.00 was used in the calculation as the fair market value on the date of the exercise.

Severance Agreements

   We have entered into severance agreements with each of Leon Navickas, Anthony J. Mark, Stephen A. Johnson, Steven N. Lesser and Joseph M. Gruttadauria. Under these agreements, if the executive officer is terminated without cause, he will be entitled to continue to receive base salary and benefits for a period ending on the earliest of (a) 181 days from the date of termination, (b) the date on which he begins new employment or (c) the date on which he materially breaches any written agreement with us.

   None of our executive officers has an employment agreement with us. Our executive officers may resign and we may terminate their employment at any time, subject to the provisions of their severance agreements.

Change of Control Arrangements

   We have entered into change of control agreements with each of Leon Navickas, Anthony J. Mark, Stephen A. Johnson, Steven N. Lesser and Joseph M. Gruttadauria. Each agreement provides that upon a change of control, 50% of the executive's unvested options will vest and become immediately exercisable and 50% of our right to repurchase the executive's unvested options will terminate. A "change of control" means:

  . any merger or consolidation which results in the voting shares outstanding immediately prior to the merger or consolidation, representing immediately after the merger or consolidation, less than 50% of the voting power of the surviving entity;

  . a sale of all or substantially all of our assets; or

  . the sale of our shares in a single transaction or a series of related transactions, representing at least 80% of the voting power of our voting shares.

   These change of control provisions apply to previous grants of restricted stock and options and to any future grants of restricted stock and options. The change of control provisions shall not apply to a proposed merger or consolidation if (1) our independent accountants determine that enforcement of the change of control provision would preclude the proposed merger or consolidation as a pooling of interests and (2) we intended to enter into the proposed merger or consolidation but for the preclusion of pooling of interest accounting treatment.

   The compensation committee of the board of directors, as administrator of the 1995 Stock Option Plan and the 1999 Stock Incentive Plan, can provide for accelerated vesting of the shares of common stock subject to outstanding options held by any of our executive officers or directors in connection with a change of control of Centra as defined in such plans. The accelerated vesting may be conditioned on the termination of the individual's employment following the change of control.

Audit Committee Report

   The Board of Directors has appointed an Audit Committee consisting of two directors. Both members of the Audit Committee are "independent" of the Company and management, as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.'s listing standards.

   The primary purposes of the Audit Committee are (i) to make such examinations as are necessary to monitor the Company's financial reporting and its internal and external audits and the Company's process for compliance with laws and regulations, (ii) to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, (iii) to propose to the Board of Directors improvements in internal accounting controls, (iv) to propose independent auditors to the Board of Directors and (v) to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention. Management has the primary responsibility for the Company's financial statements and the reporting process, including the systems of internal controls. The Company's independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

   In fulfilling its oversight responsibilities, the Audit Committee discussed with Arthur Andersen LLP ("Arthur Andersen"), the Company's independent auditors for fiscal 2000, the overall scope and plans for Arthur Andersen's audit of the Company's financial statements for fiscal 2000. The Audit Committee met with Arthur Andersen, with and without management present, to discuss the results of Arthur Andersen's examinations, Arthur Andersen's evaluations of the Company, its internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held three meetings during fiscal 2000.

   The Audit Committee reviewed the Company's audited financial statements with management and Arthur Andersen. The Audit Committee discussed with Arthur Andersen the matters required to be discussed by Statement of Auditing Standards No. 61, including a discussion of Arthur Andersen's judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee received from Arthur Andersen the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed these documents with Arthur Andersen, as well as other matters related to Arthur Andersen's independence from management and the Company.

   Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Richard D'Amore
                                          David Barrett

Compensation Committee Interlocks and Insider Participation

   No member of the Compensation Committee is a former or current employee of Centra or a party to any other relationship of a character required to be disclosed pursuant to Item 402(j) of Regulation S-K.

Compensation Committee Report on Executive Compensation

   This report has been furnished by the Compensation Committee. David Barrett and Richard D'Amore, two non-employee members of the Board of Directors, are the members of the Committee. The Committee meets at least annually or more frequently if requested by the Board of Directors. The Committee is primarily responsible for the review of executive compensation, which includes base salary, cash bonus, profit sharing, and stock option awards.

   Compensation Policies. Centra believes that it is critical to its continued success to attract and retain highly qualified executive officers who will play a vital role in future achievements. To this end, Centra has established its compensation policy to reward executives based upon corporate, departmental and individual performance which is measured against the internal goals set for each area. Centra also understands the need to provide long term incentives to its executive officers to achieve future financial and strategic goals which include Centra's growth, enhancement of Centra's profitability and thus shareholder value. Centra believes that its total compensation is sufficiently competitive to retain and, if necessary, attract executive officers capable of leading Centra in accomplishing its business goals.

   Executive compensation for fiscal 2000 consisted of a base salary, performance bonus and equity-based long-term incentive compensation in the form of incentive and/or nonstatutory stock options. Since options granted under the 1995 Stock Option Plan and the 1999 Stock Incentive Plan generally vest over a two to four-year period, option awards encourage the holders to improve the profitability and shareholder value of Centra.

   Base Salaries and Chief Executive Officer Compensation. The salaries of the executive officers are established annually by evaluating requirements of the position, the contribution of the individual executive with respect to Centra's performance and the executive's responsibility, technical experience and future potential. Base salaries of the executive officers are generally adjusted annually in January to reflect comparable executive salaries for comparably sized companies and to maintain the objectives of the compensation policy noted above. In determining base salaries, the Compensation Committee relies upon independent surveys of companies in the industry to determine whether Centra's executive compensation is in a competitive range for executives within Centra's industry. The total cash compensation (including base salary and bonus) of Leon Navickas, Centra's Chief Executive Officer, was $350,000 for fiscal 2000. This represented an increase of approximately 8% from fiscal 1999. Mr. Navickas also received 500,000 options to purchase Common Stock at the then fair market value of $6.688. Mr. Navickas's fiscal 2000 compensation was based on the financial performance of the Company in 2000 as well as execution against the 2000 plan.

   Long-Term Incentive Compensation. One of Centra's goals is the enhancement of shareholder value. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase common stock. Centra's stock option plans are long-term plans designed to link executive rewards to shareholder value over time. Stock options granted typically have a term of 10 years and vest in 16 quarterly installments over a period of four years from the date of grant. In fiscal 2000, Centra granted long-term incentive compensation in the form of incentive and nonstatutory stock options under the 1999 Stock Incentive Plan to Centra's executive officers. These grants included options granted to Messrs. Navickas, Mark, Johnson, Gruttadauria, and Lesser to purchase up to 500,000, 250,000, 66,000, 150,000 and 75,000 shares of common stock, respectively. See "Option Grants in Last Fiscal Year" at page 7.

                                          David Barrett
                                          Richard D'Amore

 1999 Stock Incentive Plan

   The 1999 Stock Incentive Plan (the "1999 Plan") was adopted by the board of directors in October 1999 and approved by our stockholders in November 1999. We have reserved a total of 3,500,000 shares of common stock for issuance under the 1999 Plan. As of December 31, 2000, options to purchase a total of 2,696,824 shares of common stock were outstanding under the 1999 Plan. In February 2001, the board adopted an amendment to the 1999 Plan to increase the total number of shares of common stock that may be issued pursuant to awards under the plan by 1,600,000, to 5,100,000. Set forth below is a summary description of the 1999 Stock Incentive Plan, as proposed to be amended and restated.

   General Information; Number of Shares Issuable. The 1999 Plan authorizes the grant of (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options"), as defined in Section 422 of the Code,
(ii) options that do not so qualify ("Nonstatutory Stock Options," and together with Incentive Options, "Options"), (iii) rights to purchase restricted stock, the terms and conditions of which are determined by the Committee ("Restricted Stock Awards") as well as rights to purchase stock without restrictions ("Unrestricted Stock Awards," and together with Restricted Stock Awards, "Stock Awards"), (iv) rights to receive cash payments based on or measured by appreciation in the market price of the Common Stock ("Stock Appreciation Rights") and (v) awards entitling the recipient to acquire shares of Common Stock upon the attainment of specified performance goals ("Performance Share Awards," and together with Incentive Options, Nonstatutory Stock Options, Stock Awards, and Stock Appreciation Rights, "Awards"). If the proposed amendment is approved by the stockholders, then up to 5,100,000 shares of common stock (subject to adjustment upon certain changes in the capitalization of the Company) may be issued in total pursuant to Awards granted under the 1999 Plan.

   Eligibility. Awards may be granted under the 1999 Plan to officers, directors, employees and consultants. As of March 15, 2001, three non-employee directors and approximately five officers and 224 non-officer employees were eligible to participate in the 1999 Plan.

   Administration of the 1999 Plan. The 1999 Plan is administered by a committee (the "Committee") of the Board of Directors consisting of at least two (2) members who qualify as "outside directors" under Section 162(m) of the Internal Revenue Code. Currently, our Compensation Committee is acting as the Committee to administer the 1999 Plan. The Committee selects the individuals to whom Awards are granted and determines the terms of each Award, subject to the provisions of the 1999 Plan.

   Incentive Options and Nonstatutory Stock Options. Awards of Options under the 1999 Plan may be made to any eligible person. No Option may extend for more than ten years from the date of grant (five years in the case of an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary ("greater-than-ten-percent-stockholders")). The exercise price of Incentive Options granted under the 1999 Plan must be at least equal to the fair market value of the common stock on the date of grant (110% of fair market value in the case of a greater-than-ten-percent-stockholder). The last sales price of the common stock on March 15, 2001, as reported by the Nasdaq Stock Market was $5.625. The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to Incentive Options which first become exercisable by an employee or officer in any calendar year may not exceed one hundred thousand dollars ($100,000). Incentive Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee's lifetime, only by the optionee.

   The exercise price for Nonstatutory Stock Options will be set by the Committee at the time of grant. A Nonstatutory Stock Option will be transferable to the extent permitted under the option agreement governing such Nonstatutory Stock Option. No Nonstatutory Stock Options may extend for more than ten years from the date of grant.

   Options held by employees generally expire (i) 90 days after termination of the optionee's employment with the Company for any reason other than death or disability, (ii) two years following the optionee's termination of employment with the Company by reason of death, or (iii) one year following the optionee's termination of employment with the Company by reason of disability. In all other cases, the Committee has the discretion to establish the expiration date. Payment of the exercise price of the shares subject to the Option may be made (i) in cash at the time the Option is exercised or (ii) at the discretion of the Committee, either at the time of grant or exercise of the Option (a) by delivery to the Company of shares of common stock of the Company, (b) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred or (c) in any other form of legal consideration that may be acceptable to the Committee on terms determined by the Committee.

   Stock Awards. The Committee may grant Restricted Stock Awards to any eligible person, entitling the recipient to acquire, for a purchase price determined by the Committee, shares of stock subject to such restrictions and conditions as the Committee may determine at the time of grant, including continued employment and/or achievement of pre- established performance goals and objectives. The purchase price of stock acquired pursuant to a restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or
(iii) in any other form of legal consideration that may be acceptable to the Committee in its discretion on terms determined by the Committee. Shares of common stock sold or awarded under a Restricted Stock Award may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Committee. The Committee may also grant or sell to any eligible person shares of common stock free of any restrictions under the 1999 Plan in an Unrestricted Stock Award at a purchase price determined by the Committee.

   Performance Share Awards. The Committee may award Performance Share Awards to any eligible person. Each Performance Share Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate, and shall entitle the recipient to acquire shares of common stock upon the attainment of specified performance goals.

   Stock Appreciation Rights. Each stock appreciation right shall entitle the holder upon exercise to an appreciation distribution equal in amount to the product of (A) the excess fair market value, on the date of exercise, overt the exercise price per share specified in such stock appreciation right agreement, multiplied by (B) the number of shares of stock for which such stock appreciation right shall be exercised. Stock appreciation rights may be exercised for common stock, cash or a combination thereof as determined by the Committee and as set forth in the stock appreciation right agreement.

   Other Terms. Except as otherwise provided in the 1999 Plan, no rights under an Award shall be assignable by any participant under the 1999 Plan, either voluntarily or by operation of law, except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the rights are granted only by such person. The 1999 Plan provides that upon a change in control of the Company (as defined in the plan), the Committee may (i) accelerate the vesting schedule of any Awards, (ii) cancel Awards, provided that notice and an opportunity to exercise vested Awards is provided to holders, or (iii) allow Awards to remain outstanding, provided that upon exercise of Awards, holder receive consideration in the form of stock, securities, cash or other property as the holders of shares of stock of the Company received in connection with the change of control. The Board may amend the 1999 Plan at any time, provided that no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the 1999 Plan to satisfy the requirements of Section 422 of the Code, Section 16b-3 of the Securities Act of 1933, as amended, and the listing or eligibility for quotation requirements of the Nasdaq Stock Market or any similar organization or of any national securities exchange upon which shares of the Company's common stock are listed or eligible for trading. The Board of Directors may terminate or suspend the 1999 Plan at any time. Unless sooner terminated, the 1999 Plan will terminate on October 13, 2009.

 New Plan Benefits

   The Committee may grant Awards under the 1999 Plan on a discretionary basis. Therefore, the Company is unable to determine the dollar value and number of options which will be received by or allocated to (i) any of the executive officers, (ii) the current executive officers, as a group, (iii) the current directors who are not executive officers, as a group, (iv) each nominee for election as a director and (v) the employees who are not executive officers, as a group, as a result of the adoption of the amendment to the 1999 Plan. If the proposed amendment had been in effect during 2000, it would not have affected the determination of the number of options received by or allocated to participants in 2000.

   Federal Income Tax Information with Respect to the 1999 Plan. The grantee of a Nonstatutory Stock Option ordinarily recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Nonstatutory Stock Option, the difference between the fair market value of the underlying shares of common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, the Corporation may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a Nonstatutory Stock Option.

   The grantee of an Incentive Stock Option recognizes no income for federal income tax purposes on the grant thereof. Except as described below with respect to the alternative minimum tax, there is no tax upon exercise of an Incentive Option. If no disposition of shares acquired upon exercise of the Incentive Stock Option is made by the option holder within two years from the date of the grant of the Incentive Stock Option or within one year after exercise of the Incentive Option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the Incentive Stock Option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year). The excess of the fair market value of the underlying shares over the option price at the time of exercise of an Incentive Stock Option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against the regular tax liability in a later year; however, the alternative minimum tax credit can not reduce the regular tax below the alternative minimum tax for that carryover year. In connection with the sale of the shares covered by Incentive Options, the Corporation is allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the sale of shares by the holder of an Incentive Stock Option within two years after the date of the granting of the Incentive Stock Option or one year after the exercise of the Incentive Option), subject to certain limitations on the deductibility of compensation paid to executives.

   Full Text of 1999 Plan. The above summary description of the 1999 Stock Incentive Plan is qualified by and subject to the plan itself, the full text of which, as proposed to be amended and restated, is set forth as Appendix B to this proxy statement.

   We intend to file, as soon as practicable, a Registration Statement on Form S-8 covering the additional shares of common stock issuable under the 1999 Plan.

                           RELATED PARTY TRANSACTION

   In 2000, we paid employee recruitment fees of approximately $113,000 to an entity that is owned and operated by the spouse of Leon Navickas, our Chairman and Chief Executive Officer.

                               PERFORMANCE GRAPH

   Set forth below is a line graph comparing the quarterly percentage change in the cumulative total shareholder return on the Company's common stock, based on the market price of the Company's common stock with the total return of companies included within the Nasdaq Stock Market Index and the Business Software and Services Index published by Media General Financial Services, Inc., for the period commencing February 3, 2000 and ending December 31, 2000. The calculation of total cumulative return assumes a $100 investment in the Company's common stock, the Nasdaq Stock Market Index and the Business Software and Services Index published by Media General Financial Services, Inc. on February 3, 2000, the date of the Company's initial public offering, and further assumes the reinvestment of any dividends.


                                    [CHART]

                                -----------------FISCAL YEAR ENDING-------------------
COMPANY/INDEX/MARKET            2/03/2000  3/31/2000  6/30/2000  9/29/2000  12/29/2000
Centra Software Inc.             100.00      63.16      28.57      19.55      11.65

Business Software & Svcs         100.00     104.06      95.48      91.92      67.91

NASDAQ Market Index              100.00     117.33     100.91      93.12      62.58

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

   The following table sets forth information about the beneficial ownership of our outstanding common stock on March 1, 2001 by; (i) each person or entity who is known by us to own beneficially more than five percent of our common stock;
(ii) each of the Named Executive Officers; (iii) each of our directors; and
(iv) all of our executive officers and directors as a group.

                                           Number of Shares
                                          Beneficially Owned        Percentage
                                    ------------------------------  of Shares
  Name and Address of Beneficial    Outstanding Right to   Total   Beneficially
             Owner(1)                 Shares    Acquire   Number     Owned(1)
  ------------------------------    ----------- -------- --------- ------------
North Bridge Management, L.P. and
 persons filing jointly(2)........   2,570,001      --   2,570,001     10.6
 950 Winter Street
 Suite 4600
 Waltham, MA 02451
Richard D'Amore(2)................   2,570,001      --   2,570,001     10.6
Leon Navickas(3)..................   2,010,000   12,500  2,022,500      8.3
Scripps Ventures, LLC.............   1,792,500      --   1,792,500      7.4
 200 Madison Avenue
 New York, NY 10016
HarbourVest Partners, LLC and
 persons filing jointly (4).......   1,530,777      --   1,530,777      6.3
 1 Financial Center
 Boston, MA 02111
Commonwealth Capital Ventures,
 L.P. and persons filing
 jointly (5)......................   1,491,667      --   1,491,667      6.1
 20 William Street
 Wellesley, MA 02481
Anthony J. Mark(6)................     588,697   12,500    601,197      2.5
Steven N. Lesser(6)...............     436,000    3,125    439,125      1.8
Joseph M. Gruttadauria(6).........     318,247    3,125    321,372      1.3
Stephen A. Johnson(6).............     113,955   21,875    135,830        *
David Barrett ....................      22,500    7,031     29,531        *
All current executive officers and
 directors as a group (eight
 persons).........................   6,059,400   60,156  6,119,556     25.2

--------
*  Less than one percent.
(1) In accordance with SEC rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power and any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after March 1, 2001 through the exercise of any stock option. Except as noted, we believe that the persons named in the table have sole voting and investment power with respect to the shares of common stock set forth opposite their names. Percentage of beneficial ownership is based on 24,312,332 shares of common stock outstanding as of March 1, 2001. All shares included under "Right to Acquire" represent shares subject to outstanding stock options. The address of our executive officers and directors is in care of Centra Software, Inc., 430 Bedford Street, Lexington, Massachusetts 02420.
(2) Information is based on a report on Schedule 13G dated as of February 8, 2001 and filed jointly by North Bridge Venture Partners, L.P., North Bridge Venture Management, L.P., Edward T. Anderson and Richard A. D'Amore. The report states that as of December 31, 2000, North Bridge Venture Partners, L.P. was the record holder of 2,570,001 shares of Common Stock. North Bridge Venture Management, L.P. is an affiliate of North Bridge Venture Partners, L.P. Edward T. Anderson, and Richard A. D'Amore are general partners of North Bridge Venture Management, L.P. Each reporting person reports shared dispositive power and shared voting power over the shares. Each reporting person other than North Bridge Venture Partners, L.P. expressly disclaims beneficial ownership of the shares, except to the extent of his or its pecuniary interest therein, if any.

(3) Includes 53,000 shares held of record by Trustees of the Navickas Education Trust 1997.
(4) Information is based on a report on Schedule 13G dated as of February 12, 2001 and filed jointly by HarbourVest Partners, LLC, Edward W. Kane and D. Brooks Zug. HarbourVest reports beneficial ownership of 1,500,000 shares of Common Stock held of record by HarbourVest Partners V-Direct Fund L.P. (the "HarbourVest Shares"). HarbourVest reports the sole power to vote and dispose of the HarbourVest Shares. Messrs. Kane and Zug, Managing Members of HarbourVest, report shared power to vote and dispose of the HarbourVest Shares. Additionally, Messrs. Kane and Zug report shared power to vote and dispose of 30,777 shares held of record by HarbourVest Partners III L.P., for a total of shared voting and dispositive control of 1,530,777 shares. Messrs. Kane and Zug disclaim beneficial ownership of any of the reported securities.
(5) Information is based on a report on Schedule 13G dated as of February 1, 2001 and filed jointly by Commonwealth Venture Partners L.P., Commonwealth Capital Ventures L.P., Michael T. Fitzgerald, Jeffrey M. Hurst and R. Stephen McCormack, Jr. The report states that as of December 31, 2000, Commonwealth Capital Ventures L.P. was the record owner of 1,491,667 shares of common stock. Commonwealth Venture Partners L.P. is the sole general partner of Commonwealth Capital Ventures L.P. Each of Messrs. Fitzgerald, Hurst and McCormack is a general partner of Commonwealth Venture Partners L.P. Each reporting person reports shared dispositive power and shared voting power over the shares. Each reporting person other than Commonwealth Capital Ventures L.P. expressly disclaims beneficial ownership of the shares.
(6) Certain of the shares were acquired upon early exercise of stock options by such person and remain subject to repurchase by the Company at the original option price and subject to the same vesting rates as provided in the original option agreement. Accordingly, as of March 1, 2001, Messrs. Mark, Johnson, Gruttadauria and Lesser, held 163,123, 40,782, 51,563 and 205,031 "restricted" shares, respectively.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

   Based solely upon review of Forms 3 and 4 and amendments thereto furnished to us during fiscal 2000 and Forms 5 and amendments thereto furnished with respect to fiscal 2000, we believe that all of its officers, directors and greater-than-10% stockholders fulfilled their Section 16(a) filing requirements in a timely manner.

                            INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as the Company's independent auditors for the fiscal year ending December 31, 2001. The Company has been advised that a representative of Arthur Andersen LLP will be present at the 2001 Annual Meeting. This representative will have the opportunity to make a statement if he desires and will be available to respond to appropriate questions presented at the meeting.

Audit Fees

   The aggregate fees for professional services rendered by Arthur Andersen LLP in connection with their audit of our annual consolidated financial statements and review of the consolidated financial statements included in our quarterly reports on Form 10-Q for fiscal 2000 was approximately $147,000.

All Other Fees

   The aggregate fees for all other services rendered by Arthur Andersen LLP in fiscal 2000 was approximately $322,000. Included in this amount was approximately $17,000 of tax compliance and approximately $305,000 of fees associated with Centra's initial public offering.

                                  SOLICITATION

   No person will pay any compensation in connection with the solicitation of proxies for the annual meeting. We will reimburse brokers, banks and other nominees for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of common stock. In addition to the solicitation by mail, the board of directors, officers and certain employees may make special solicitation of proxies in certain instances, personally or by telephone. We expect that the expense of any such special solicitation will be nominal. We will pay all expenses incurred in connection with this solicitation.

                             STOCKHOLDER PROPOSALS

   Stockholder proposals for inclusion in the proxy materials related to the 2001 annual meeting of stockholders, or special meeting in lieu thereof, must be received by Centra at its executive offices no later than November 30, 2001.

   In addition, our by-laws provide that a stockholder must give us written notice not less than sixty days prior to the scheduled annual meeting describing any proposal to be brought before such meeting, even if such item is not to be included in Centra's proxy statement relating to such meeting. Such procedural requirements are fully set forth in Section 3 of our By-laws.

                                 MISCELLANEOUS

   The board of directors does not intend to present to the annual meeting any business other than the proposals listed herein, and the board was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business which may be properly presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

                             AVAILABLE INFORMATION

   Stockholders of record on March 23, 2001 will receive a proxy statement and our annual report to stockholders, which contains detailed financial information about us. The annual report to stockholders is not incorporated herein and is not deemed a part of this proxy statement. We will mail, without charge, a copy of our Annual Report on Form 10-K (excluding exhibits) to any stockholder solicited hereby who requests it in writing. Please submit any such written request to: Investor Relations, Centra Software, Inc., 430 Bedford Street, Lexington, MA 02420.

                                                                     APPENDIX A

                        CHARTER FOR THE AUDIT COMMITTEE
                         OF THE BOARD OF DIRECTORS OF
                             CENTRA SOFTWARE, INC.

Purpose:

   The purpose of the Audit Committee (the "Committee") established pursuant to this Charter is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Centra Software, Inc. and its subsidiaries (the "Company"), to provide to the Board of Directors (the "Board") of the Company the results of its examinations and recommendations derived therefrom, to propose to the Board improvements made or to be made in internal accounting controls, to propose independent auditors to the Board and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

   In addition, the Committee shall have the authority to undertake the specific duties and responsibilities listed below and the authority to undertake such other specific duties as the Board from time to time may prescribe.

Membership:

   The Committee shall initially consist of at least two (2) members of the Board, and as of June 14, 2001 shall consist of at least three (3) members of the Board. The members of the Committee shall be appointed by, and shall serve at the discretion of, the Board.

Responsibilities:

   The Committee shall have the following duties and responsibilities:

     1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls, policies and procedures and approving policies relating to internal controls and protection of assets;

     2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function to the extent that the size and operations of the Company warrant this function;

     3. Prior to the annual independent audit, reviewing with the independent auditors and management the auditors' proposed audit scope and approach and the areas of audit emphasis;

     4. Conducting a post-audit review of the audited financial statements and discussing such statements with management; conducting a post-audit review of the audit findings (including any significant suggestions for improvements provided to management by the independent auditors), the form and content of the Company's financial statements and disclosures and the required communications from the independent auditors under generally accepted auditing standards and any applicable Securities and Exchange Commission ("SEC") regulations;

     5. Reviewing the performance of the independent auditors;

     6. Reviewing and recommending to the Board the selection and retention of independent auditors;

     7. Ensuring the Committee's receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

     8. Approving fee arrangements with the independent auditors;

     9. Overseeing compliance with SEC requirements for disclosure of auditors' services and Committee members' activities;

     10. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

     11. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments, and approving such policies;

     12. Instituting, if necessary, special investigations and, if appropriate, hiring special counsel or experts to assist;

     13. Reviewing related party transactions for potential conflicts of interest and making recommendations to the Board with respect thereto;

     14. Providing a forum for the independent auditors to meet in closed session with the Committee;

     15. Reviewing with senior management and the independent auditors the Company's accounting and financial personnel resources;

     16. Receiving and reviewing the response of the management of the Company to any management letter or report from the independent auditors;

     17. Reviewing any dispute between management and the independent auditors and recommending action to the Board; and

     18. Performing other oversight functions as requested by the full Board.

   In addition to the above responsibilities, the Committee shall undertake such other duties as the Board delegates to it, and shall report, at least annually, to the Board regarding the Committee's examinations and recommendations.

Meetings:

   It is anticipated that the Committee will meet at least two times each year. However, the Committee may establish its own schedule. Each meeting shall include an executive session that will allow the Committee to maintain free and open communications with the Company's independent auditors.

   The Committee shall meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Committee shall meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditors' examination and management report.

   The Committee is authorized, by majority vote or unanimous written consent of its members, to adopt its own rules of procedure, including the formalities of calling, noticing and holding meetings and for the taking of action of the Committee by vote at any such meeting or by unanimous written consent of the members thereof. Unless and until any such procedures are formally adopted by the Committee, the procedures with respect to calling, noticing and holding meetings of the Committee and conducting business of the Committee shall be the same as those provided in the By-laws of the Company with respect to calling, noticing and holding meetings of and taking action by the Board.

Reports:

   The Committee may present its reports or recommendations to the Board in written or oral form. The Committee's recommendations shall be incorporated as a part of the minutes of the Board meeting at which those recommendations are presented.

Minutes:

   The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

Accountability of Outside Auditor:

   The Company's outside auditor is ultimately accountable to the Board and the Audit Committee as representatives of shareholders. The Board shall have the authority and responsibility, with the advice and recommendation of the Committee, to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

Other:

   The Committee shall have the right, as and when it shall determine to be necessary or appropriate to the functions of the Committee:

     1 at the Company's expense and not at the expense of the members thereof, to retain counsel (which may be, but need not be, the regular corporate counsel to the Company) and other advisors to assist it in connection with its functions; and

     2. to request, and to rely upon, advice, orally or in writing, from the Chief Executive Officer and the Chief Financial Officer of the Company and from any representative of the independent auditors to the Company participating in such independent auditors' engagement by the Company, concerning aspects of the operation or financial condition of the Company relevant to the functions of the Committee.

   The officers of the Company are requested to cooperate with the Committee and to render assistance to it as it shall request in carrying out its functions.

Annual Review:

   The Committee will review and reassess the adequacy of this Charter on at least an annual basis and will report to the Board the results of such review and reassessment.

                                                                     APPENDIX B

                             CENTRA SOFTWARE, INC.
                             AMENDED AND RESTATED
                           1999 STOCK INCENTIVE PLAN

Section 1. General Purpose of the Plan; Definitions

   The name of the plan is the Centra Software, Inc. 1999 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable officers, directors and employees of Centra Software, Inc. (the "Company") and its Subsidiaries and other persons to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

   The following terms shall be defined as set forth below:

   "Award" or "Awards", except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Stock Appreciation Rights.

   "Board" means the Board of Directors of the Company.

   "Cause" means (i) any material breach by the participant of any agreement to which the participant and the Company are both parties, and (ii) any act or omission justifying termination of the participant's employment for cause, as determined by the Committee.

   "Change of Control" shall have the meaning set forth in Section 15.

   "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

   "Conditioned Stock Award" means an Award granted pursuant to Section 6.

   "Committee" shall have the meaning set forth in Section 2.

   "Disability" means disability as set forth in Section 22(e)(3) of the Code.

   "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 17.

   "Eligible Person" shall have the meaning set forth in Section 4.

   "Fair Market Value" on any given date means the closing price per share of the Stock on such date as reported by a nationally recognized stock exchange, or, if the Stock is not listed on such an exchange, as reported by NASDAQ, or, if the Stock is not quoted on NASDAQ, the fair market value of the Stock as determined by the Committee.

   "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

   "Non-Statutory Stock Option" means any Stock Option that is not an Incentive Stock Option.

   "Normal Retirement" means retirement from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

   "Outside Director" means any director who (i) is not an employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliate"), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director. "Outside Director" shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

   "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

   "Performance Share Award" means an Award granted pursuant to Section 8.

   "Stock" means the Common Stock, $.001 par value per share, of the Company, subject to adjustments pursuant to Section 3.

   "Stock Appreciation Right" means an Award granted pursuant to Section 9.

   "Subsidiary" means a subsidiary as defined in Section 424 of the Code.

   "Unrestricted Stock Award" means an award granted pursuant to Section 7.

Section 2. Administration of Plan; Committee Authority to Select Participants and Determine Awards

   (a) Committee. The Plan shall be administered by a committee of the Board (the "Committee") consisting of not less than two (2) Outside Directors, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an "Outside Director." Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

   (b) Powers of Committee. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

     (i) to select the persons to whom Awards may from time to time be granted;

     (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Unrestricted Stock, Performance Shares and Stock Appreciation Rights, or any combination of the foregoing, granted to any one or more participants;

     (iii) to determine the number of shares to be covered by any Award;

     (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant's consent;

     (v) to accelerate the exercisability or vesting of all or any portion of any Award;

     (vi) subject to the provisions of Section 5(a)(ii), to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised;

     (vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

     (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

   All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

Section 3. Shares Issuable under the Plan; Mergers; Substitution

   (a) Shares Issuable. The maximum number of shares of Stock with respect to which Awards (including Stock Appreciation Rights) may be granted under the Plan shall be three million five hundred thousand (5,100,000). For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Awards related. Subject to such overall limitation, any type or types of Award may be granted with respect to shares, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

   (b) Limitation on Awards. In no event may any Plan participant be granted Awards (including Stock Appreciation Rights) with respect to more than five hundred thousand (500,000) shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an Award is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

   (c) Stock Dividends, Mergers, etc. In the event that after approval of the Plan by the stockholders of the Company in accordance with Section 17, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 15.

   (d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Shares which may be delivered under such substitute awards may be in addition to the maximum number of shares provided for in Section 3(a).

Section 4. Eligibility

   Awards may be granted to officers, directors and employees of the Company or its Subsidiaries ("Eligible Persons").

Section 5. Stock Options

   The Committee may grant to Eligible Persons options to purchase stock.

   Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

   Stock Options granted under the Plan may be either Incentive Stock Options or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

   No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the earlier of (i) the date of adoption of the Plan by the Board or (ii) the date on which the Plan is approved by the stockholders as set forth in Section 17.

   The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and the terms and conditions of Section 13 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     (a) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall be, in the case of Incentive Stock Options, not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten
  (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

     (c) Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

     (d) Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

       (i) in cash, by certified or bank check or other instrument acceptable to the Committee;

       (ii) in the form of shares of Stock that are not then subject to restrictions, if permitted by the Committee, in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

       (iii) by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

       (iv) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

   The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

     (e) Non-transferability of Options. Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

     (f) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which incentive stock options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

     (g) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

Section 6. Restricted Stock Awards

   (a) Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"), including continued employment and/or achievement of pre- established performance goals and objectives.

   (b) Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

   (c) Rights as a Stockholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

   (d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

   (e) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 13, amend any conditions of the Award.

   (f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

Section 7. Unrestricted Stock Awards

   (a) Grant or Sale of Unrestricted Stock. The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan ("Unrestricted Stock") at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

   (b) Restrictions on Transfers. The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Section 8. Performance Share Awards

   Nature of Performance Shares. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any Eligible Person. The Committee in its discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares.

Section 9. Stock Appreciation Rights

   The Committee in its discretion may grant Stock Appreciation Rights to any Eligible Person (i) alone or (ii) simultaneously with the grant of a Stock Option and in conjunction therewith or in the alternative thereto. A Stock Appreciation Right shall entitle the participant upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the "Request"), a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), an amount of cash, or any combination of Stock and cash, as specified in the Request (but subject to the approval of the Committee in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate Fair Market Value equal to the product of (i) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares of Stock for which such Stock Appreciation Right shall be exercised. Notwithstanding the foregoing, the Committee may specify at the time of grant of any Stock Appreciation Right that such Stock Appreciation Right may be exercisable solely for cash and not for Stock.

Section 10. Termination of Stock Options and Stock Appreciation Rights

   (a) Incentive Stock Options:

     (i) Termination by Death. If any participant's employment by the Company and its Subsidiaries terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of two (2) years (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

     (ii) Termination by Reason of Disability or Normal Retirement.

       (A) Any Incentive Stock Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one (1) year (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

       (B) Any Incentive Stock Option held by a participant whose employment by the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety
    (90) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

       (C) The Committee shall have sole authority and discretion to determine whether a participant's employment has been terminated by reason of Disability or Normal Retirement.

       (D) Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this
    Section 10(b) for the exercise of an Incentive Stock Option shall extend such period for two (2) years from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

     (iii) Termination for Cause. If any participant's employment by the Company and its Subsidiaries has been terminated for Cause, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of employment, or until the expiration of the stated term of the Option, if earlier.

     (iv) Other Termination. Unless otherwise determined by the Committee, if a participant's employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of termination of employment, or until the expiration of the stated term of the Option, if earlier.

   (b) Non-Statutory Stock Options and Stock Appreciation Rights. Any Non-Statutory Stock Option or Stock Appreciation Right granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

Section 11. Tax Withholding

   (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

   (b) Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

Section 12. Transfer, Leave of Absence, Etc.

   For purposes of the Plan, the following events shall not be deemed a termination of employment:

   (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; and

   (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

Section 13. Amendments and Termination

   The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. However, no such amendment, unless approved by the stockholders of the Company, shall be effective if it would cause the Plan to fail to satisfy the incentive stock option requirements of the Code

Section 14. Status of Plan

   With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

Section 15. Change of Control Provisions

   (a) Upon the occurrence of a Change of Control as defined in this Section
15:

     (i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, Restricted Stock Award, Performance Share Award or Stock Appreciation Right shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

     (ii) the Committee may accelerate the time for exercise of, and waive all conditions and restrictions on, each unexercised and unexpired Stock Option, Restricted Stock Award, Performance Share Award and Stock Appreciation Right, effective upon a date prior or subsequent to the effective date of such Change of Control, specified by the Committee; or

     (iii) each outstanding Stock Option, Restricted Stock Award, Performance Share Award and Stock Appreciation Right may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during the thirty (30) day period preceding the effective date of such Change of Control.

   (b) "Change of Control" shall mean the occurrence of any one of the following events:

     (i) any "person" becomes a "beneficial owner" (as such terms are defined in Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

     (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-five percent (65%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

     (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

Section 16. General Provisions

   (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

   No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

   (b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

   (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

Section 17. Effective Date of Plan

   The Plan shall become effective upon approval by the holders of a majority of the shares of capital stock of the Company present or represented and entitled to vote at a meeting of stockholders.

Section 18. Governing Law

   This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

                             CENTRA SOFTWARE, INC.
                              430 Bedford Street
                        Lexington, Massachusetts 02420

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 4, 2001

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby constitute(s) and appoint(s) Leon Navickas, Anthony
J. Mark and Stephen A. Johnson, and each of them acting singly, as proxies of the undersigned, each with full power to appoint his substitute, and authorizes each of them, and each substitute so appointed, to represent and vote all shares of Common Stock of Centra Software, Inc. (the "Company") held of record by the undersigned at the close of business on March 23, 2001, at the Annual Meeting of Stockholders of the Company to be held on Friday, May 4, 2001, at the offices of Foley, Hoag & Eliot LLP, 16th Floor, One Post Office Square, Boston, Massachusetts 02109, beginning at 10:00 a.m. local time, and at any and all adjournments thereof. A stockholder wishing to vote in accordance with the recommendation of the Board of Directors need only sign and date this proxy and return it in the enclosed envelope.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 4 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

                             Centra Software, Inc.


Dear Shareholder:

   Please take note of the important information enclosed with this proxy ballot. The proposals which are discussed in detail in the enclosed proxy materials require your immediate attention and approval.
   Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
   Please mark the box on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.
   Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 4, 2001.
   Thank you in advance for your prompt consideration of this matter.
                                                    Sincerely,
                                                    Centra Software, Inc.

                Please Detach and Mail in the Envelope Provided

A [X] Please mark your
      votes as in this
      example.

                                              UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEMS:


                         FOR  WITHHELD                                                                           FOR AGAINST ABSTAIN
1. Election of           [_]    [_]                                2.  Amendment to the 1999 Stock Incentive     [_]   [_]    [_]
   Class I Director and      Nominees:  Richard D'Amore (Class I)      Plan to increase the number of shares
   Class II  Director.                  David Barrett (Class II)       of common stock available for issuance
                                                                       by 1,600,000 to 5,100,000 shares.
   FOR ALL NOMINESS EXCEPT AS NOTED BELOW:
                                                                   3.  Adjournment of the meeting, if necessary, [_]   [_]    [_]
   --------------------------------------                              to permit further solicitation of proxies
                                                                       if there are not sufficient votes at the
                                                                       time of the meeting to approve Proposal No. 2.

                                                                   4.  To transact such other business as may properly come before the meeting.

                                                                   RECORD DATE SHARES______________

                                                                   The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and of the
                                                                   Proxy Statement relating thereto, and hereby revoke(s) any proxy or proxies heretofore given.  This proxy may be revoked at any time before it is exercised.

                                                                   HAS YOUR ADDRESS CHANGED?          DO YOU HAVE ANY COMMENTS?
                                                                   _________________________          _________________________
                                                                   _________________________          _________________________
                                                                   _________________________          _________________________

Shareholder sign here________________   Co-owner sign here____________________   Dated: _________________, 2001
Please be sure to sign and date this Proxy. Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally.  Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, each person must sign.  If the shareholder is a corporation, the signature should be that of an authorized officer who should state his or her title.
